Pricing supplement No. 1285 To underlying supplement No. 5 dated May 5, 2011, prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated August 10, 2011; Rule 424(b)(2)

Deutsche Bank AG, London Branch
$11,615,000 Tracker Notes Linked to a Basket due August 14, 2014
General
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The Tracker Notes (the “securities”) are designed for investors who seek a return at maturity that offers exposure to 80% of the appreciation or depreciation of the iShares® Barclays TIPS Bond Fund (TIP), 20% of the appreciation or depreciation of the SPDR® DB International Government Inflation-Protected Bond ETF (WIP) and 300% of the appreciation or depreciation of the Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD), which provides investors with long exposure to daily volatility and short exposure to weekly volatility, in each case, of the S&P 500® Index in order to capture the potential negative serial correlation of daily returns of the S&P 500® Index, reduced, in each case, by the respective adjustment factor. See “The Basket Components” on page PS-5 of this pricing supplement for further information on the Basket Components.

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In addition to any cash payment investors receive on the Maturity Date or the Redemption Trigger Payment Date, as applicable, investors will also receive a quarterly cash payment reflecting the amount of dividends accrued and paid by each Basket ETF to its shareholders, as set forth below.

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Investors will not receive any coupon payments and should be willing to lose some or all of their initial investment if any Basket Component depreciates or fails to appreciate sufficiently to offset the effect of the applicable adjustment factors over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event (as described below), in which case investors will lose a significant portion, and may lose all, of their investment. Any payment at maturity is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due August 14, 2014.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities priced on August 10, 2011 (the “Trade Date”) and are expected to settle on August 15, 2011 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:
The securities are linked to the performance of three components, as set forth below (each, a “Basket Component” and, collectively, the “Basket Components”). We refer to each Basket Component that is an index as a “Basket Index” and each Basket Component that is an exchange traded fund as a “Basket ETF.”

	Basket Component				Ticker Symbol	Initial Reference Level†
	iShares® Barclays TIPS Bond Fund (“TIP”)				TIP UP
	SPDR® DB International Government Inflation-Protected Bond ETF (“WIP”)				WIP UP
	Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)				DBVEMR	195.13
† The Initial Reference Levels for TIP and WIP will be determined on the final Average-In Date.
Redemption Amount:	You will receive a cash payment on the Maturity Date or Redemption Trigger Payment Date, as applicable, per $1,000 Face Amount, calculated as follows:
	$1,000 x	(	Final Basket Level	)
Initial Basket Level

The Redemption Amount will not be less than zero. Your investment will be fully exposed to 0.8 times the depreciation in TIP, 0.2 times the depreciation in WIP and three times any depreciation in EMERALD.

Initial Basket Level:	100
Basket Level:	On any trading day: 100 × [1 + (0.8 x TIP Performance) + (0.2 x WIP Performance) + (3 × EMERALD Performance)]
Final Basket Level:	The Basket Level as determined by Deutsche Bank AG, London Branch on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be.
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$2.50	$997.50
Total	$11,615,000.00	$29,037.50	$11,585,962.50
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The agent for this offering is our affiliate. For more information see “Underwriting (Conflicts of Interest)” in this pricing supplement.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$11,615,000.00	$1,348.50
Deutsche Bank Securities
August 10, 2011

(Key Terms continued from previous page)

TIP Performance:	(	Final Reference Level	)	x TIP Adjustment Factor – 1
Initial Reference Level

WIP Performance:	(	Final Reference Level	)	x WIP Adjustment Factor – 1
Initial Reference Level

EMERALD Performance:	(	Final Reference Level	)	x EMERALD Adjustment Factor – 1
Initial Reference Level

Initial Reference Level:
For TIP and WIP, the arithmetic average of the Reference Levels for the respective Basket Component on each of the four Average-In Dates.
For EMERALD, the Reference Level for EMERALD on the Trade Date, as set forth in the table above.

Final Reference Level:
For purposes of calculating the Redemption Amount payable on the Maturity Date,
•     for TIP and WIP, the arithmetic average of the Reference Levels for the respective Basket Component on each of the four Average-Out Dates.
•      for EMERALD, the Reference Level for EMERALD on the Final Valuation Date.
For purposes of calculating the Redemption Amount payable on the Redemption Trigger Payment Date, for each Basket Component, the Reference Level for the respective Basket Component on the Redemption Trigger Valuation Date.
For all other purposes, for each Basket Component, the Reference Level for the respective Basket Component on the applicable trading day.
In each case, the Reference Levels are subject to adjustment in the event of a Market Disruption Event.

Reference Level:
For TIP and WIP, on any scheduled trading day, the last reported closing price of the respective Basket Component on the Relevant Exchange multiplied by the then-current Share Adjustment Factor, as determined by the Calculation Agent.
For EMERALD, the closing level of EMERALD on the applicable trading day.

Share Adjustment Factor:	Initially 1.0 for each Basket ETF, subject to adjustment for certain actions affecting the fund. See “General Terms of the Securities – Anti-dilution Adjustments for Funds” in this pricing supplement.
TIP Adjustment Factor:	0.9975
WIP Adjustment Factor:	0.9975
EMERALD Adjustment Factor:
1 – (0.01 × (Days / 365))
where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date or the Redemption Trigger Valuation Date (each, a “Valuation Date”), as applicable.

Redemption Trigger Level:	40
Redemption Trigger Event:
A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to and including the second trading day prior to the Final Valuation Date is less than the Redemption Trigger Level (such trading day, the “Redemption Trigger Valuation Date”††). The securities will be redeemed by the Issuer for the Redemption Amount calculated as of the Redemption Trigger Valuation Date, with payment made on the date that is three business days after the Redemption Trigger Valuation Date (the “Redemption Trigger Payment Date”††).

Dividend Pass-Thru Payments:
On each Dividend Pass-Thru Payment Date, if you are the beneficial owner of the securities as of the close of business on the applicable Record Date, you will receive a cash payment per $1,000 Face Amount of securities that equals the total amount of dividends accrued and paid by each Basket ETF to its shareholders during the applicable Dividend Pass-Thru Payment Period on the number of shares of the applicable Basket ETF equal to its Dividend Pass-Thru Share Amount. No Dividend Pass-Thru Payments will be made after a Redemption Trigger Event.

Dividend Pass-Thru Share Amount:
With respect to a Dividend Pass-Thru Payment Date, for each Basket ETF, the Dividend Pass-Thru Share Amount is determined by the Calculation Agent as follows:
•      For TIP: i) the product of $1,000 Face Amount of securities and 0.8, divided by ii) the Initial Reference Level of TIP, multiplied by iii) the Share Adjustment Factor of TIP on the trading day immediately preceding such Dividend Pass-Thru Payment Date.
•      For WIP: i) the product of $1,000 Face Amount of securities and 0.2, divided by ii) the Initial Reference Level of WIP, multiplied by iii) the Share Adjustment Factor of WIP on the trading day immediately preceding such Dividend Pass-Thru Payment Date.

Dividend Pass-Thru Payment Period:
With respect to each Dividend Pass-Thru Payment Date, the period from and including the last Dividend Pass-Thru Payment Date (or the Trade Date, in the case of the first Dividend Pass-Thru Payment Date) to but excluding such Dividend Pass-Thru Payment Date.

Dividend Pass-Thru Payment Dates:
November 16, 2011, February 15, 2012, May 15, 2012, August 15, 2012, November 16, 2012, February 14, 2013, May 15, 2013, August 12, 2013, November 15, 2013, February 13, 2014, May 15, 2014 and August 14, 2014 (the Maturity Date)

Record Dates:	With respect to each Dividend Pass-Thru Payment Date, the third business day preceding such Dividend Pass-Thru Payment Date
Trade Date:	August 10, 2011
Average-In Dates:	August 10, 2011, August 11, 2011, August 12, 2011 and August 15, 2011
Settlement Date:	August 15, 2011
Final Valuation Date††:	August 11, 2014
Average-Out Dates:	August 6, 2014, August 7, 2014, August 8, 2014 and August 11, 2014
Maturity Date††:	August 14, 2014
CUSIP / ISIN:	2515A1 C3 3 / US 2515A1C338

†† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” herein.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with the underlying supplement No. 5 dated May 5, 2011, prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated May 5, 2011:
http://www.sec.gov/Archives/edgar/data/1159508/000119312511129115/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following table illustrates the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of TIP, WIP and EMERALD, payable on the Maturity Date. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assumes a period of 1,097 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The hypothetical Redemption Amounts shown here are in addition to the Dividend Pass-Thru Payments you may receive. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and these examples, it is assumed that a Redemption Trigger Event does not occur. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities.

	Component Performance Excluding Adjustment Factors	Component Performance Including Adjustment Factors
TIP	60.00%	59.60%
WIP	50.00%	49.63%
EMERALD	40.00%	35.79%
Final Basket Level		264.982
Redemption Amount		$2,649.82
TIP	0.03%	-0.22%
WIP	0.20%	-0.05%
EMERALD	0.20%	-2.81%
Final Basket Level		91.379
Redemption Amount		$913.79
TIP	20.00%	19.70%
WIP	20.00%	19.70%
EMERALD	-10.00%	-12.70%
Final Basket Level		81.585
Redemption Amount		$815.85
TIP	-10.00%	-10.23%
WIP	-10.00%	-10.23%
EMERALD	-10.00%	-12.70%
Final Basket Level		51.660
Redemption Amount		$516.60

The following examples are for illustrative purposes only and assume Initial Reference Levels of $115.00, $62.00 and 202.00 for TIP, WIP and EMERALD, respectively. These are not the actual Initial Reference Levels as determined on the Trade Date.

Example 1: The Final Reference Level of TIP increases 60.00% to $184.00 from the Initial Reference Level of $115.00, the Final Reference Level of WIP increases 50.00% to $93.00 from the Initial Reference Level of $62.00 and the Final Reference Level of EMERALD increases 40.00% to 282.80 from the Initial Reference Level of 202.00. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 264.982, calculated as follows:

Final Basket Level	=	100 × [1 + (0.8 x TIP Performance) + (0.2 x WIP Performance) + (3 × EMERALD Performance)]

=	100 x [1 + 0.8 x (($184.00/$115.00) x 0.9975 – 1) + 0.2 x (($93.00/$62.00) x 0.9975 – 1) + (3 × ((282.80/202.00) × (1 – 0.01 × 1,097/365) – 1))]
=	264.982

Accordingly, you would receive a Redemption Amount of $2,649.82 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	264.982
				100
	=	$2,649.82

Example 2: The Final Reference Level of TIP increases 0.03% to $115.03 from the Initial Reference Level of $115.00, the Final Reference Level of WIP increases 0.20% to $62.12 from the Initial Reference Level of $62.00 and the Final Reference Level of EMERALD increases 0.20% to 202.40 from the Initial Reference Level of 202.00. In this case, even though the Final Reference Levels of TIP, WIP and EMERALD are each greater than the respective Initial Reference Levels, you would receive a payment at maturity that is less than $1,000.00 Face Amount because the increases in the Final Reference Levels are not sufficient to offset the effect of the TIP Adjustment Factor, the WIP Adjustment Factor and the EMERALD Adjustment Factor. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 91.379 calculated as follows:

Final Basket Level	=	100 × [1 + (0.8 x TIP Performance) + (0.2 x WIP Performance) + (3 × EMERALD Performance)]
	=	100 x [1 + 0.8 x (($115.03/$115.00) x 0.9975 – 1) + 0.2 x (($62.12/$62.00) x 0.9975 – 1) + (3 × ((202.40/202.00) × (1 – 0.01 × 1,097/365) – 1))]
	=	91.379

Accordingly, you would receive a Redemption Amount of $913.79 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	91.379
				100
	=	$913.79

Example 3: The Final Reference Level of TIP increases 20.00% to $138.00 from the Initial Reference Level of $115.00, the Final Reference Level of WIP increases 20.00% to $74.40 from the Initial Reference Level of $62.00 and the Final Reference Level of EMERALD decreases 10.00% to 181.80 from the Initial Reference Level of 202.00. In this case, even though the Final Reference Levels of both TIP and WIP are greater than the respective Initial Reference Levels, you would receive a payment at maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount because the increases in the levels of TIP and WIP are offset by a greater and leveraged decrease in the level of EMERALD. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 81.585, calculated as follows:

Final Basket Level	=	100 × [1 + (0.8 x TIP Performance) + (0.2 x WIP Performance) + (3 × EMERALD Performance)]

=	100 x [1 + 0.8 x (($138.00/$115.00) x 0.9975 – 1) + 0.2 x (($74.40/$62.00) x 0.9975 – 1) + (3 × ((181.80/202.00) × (1 – 0.01 × 1,097/365) – 1))]
=	81.585

Accordingly, you would receive a Redemption Amount of $815.85 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	81.585
				100
	=	$815.85

Example 4: The Final Reference Level of TIP decreases 10.00% to $103.50 from the Initial Reference Level of $115.00, the Final Reference Level of WIP decreases 10.00% to $55.80 from the Initial Reference Level of $62.00 and the Final Reference Level of EMERALD decreases 10.00% to 181.80 from the Initial Reference Level of 202.00. In this case, since the Final Reference Levels of TIP, WIP and EMERALD are less than the Initial Reference Levels, you would receive a payment at maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 51.660, calculated as follows:

Final Basket Level	=	100 × [1 + (0.8 x TIP Performance) + (0.2 x WIP Performance) + (3 × EMERALD Performance)]
	=	100 x [1 + 0.8 x (($103.50/$115.00) x 0.9975 – 1) + 0.2 x (($55.80/$62.00) x 0.9975 – 1) + (3 × ((181.80/202.00) × (1 – 0.01 × 1,097/365) – 1))]
	=	51.660

Accordingly, you would receive a Redemption Amount of $516.60 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	51.660
				100
	=	$516.60

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount on a hypothetical Redemption Trigger Payment Date for hypothetical performances of TIP, WIP and EMERALD. The hypothetical Redemption Amount set forth below assumes Initial Reference Levels of $115.00, $62.00 and 202.00 for TIP, WIP and EMERALD, respectively, a Redemption Trigger Event occurs on November 15, 2011, which would also be the Redemption Trigger Valuation Date, November 18, 2011 is the Redemption Trigger Payment Date, and a period of 97 calendar days from the Trade Date to the Redemption Trigger Valuation Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The hypothetical Redemption Amounts shown here are in addition to the Dividend Pass-Thru Payments you may receive. The numbers appearing in the following table and example have been rounded for ease of analysis.

On the Day of Redemption Trigger Event (November 15, 2011) (also Redemption Trigger Valuation Date)				On Redemption Trigger Payment Date (November 18, 2011)
Final Reference Level (TIP)	Final Reference Level (WIP)	Final Reference Level (EMERALD)	Final Basket Level	Redemption Amount	Return on Securities
$90.00	$50.00	155.00	8.127	$81.27	-91.87%

The Final Reference Level of TIP decreases from the Initial Reference Level of $115.00 to $90.00 on November 15,

2011, the Final Reference Level of WIP decreases from the Initial Reference Level of $62.00 to $50.00 on November 15, 2011 and the Final Reference Level of EMERALD decreases from the Initial Reference Level of 202.00 to 155.00 on November 15, 2011. Assuming a period of 97 calendar days from the Trade Date to the Redemption Trigger Valuation Date, the Final Basket Level would be 8.127, calculated as follows:

Final Basket Level	=	100 × [1 + (0.8 x TIP Performance) + (0.2 x WIP Performance) + (3 × EMERALD Performance)]
	=	100 x [1 + 0.8 x (($90.00/$115.00) x 0.9975 – 1) + 0.2 x (($50.00/$62.00) x 0.9975 – 1) + (3 × ((155.00/202.00) × (1 – 0.01 × 97/365) – 1))]
	=	8.127

In this case, assuming the Basket Level was never less than the Redemption Trigger Level prior to November 15, 2011, a Redemption Trigger Event would occur on November 15, 2011, making November 15, 2011 the Redemption Trigger Valuation Date and November 18, 2011 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Basket Level is less than the Redemption Trigger Level on November 15, 2011.

Accordingly, you would receive a Redemption Amount of $81.27 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level
	=	$1,000	x	8.127
				100
	=	$81.27

The Basket Components

The return on the securities, which may be positive or negative, is exposed to the performance of three components: the iShares® Barclays TIPS Bond Fund (TIP), the SPDR® DB International Government Inflation-Protected Bond ETF (WIP) and EMERALD. Exposure to EMERALD is on a three-times leveraged basis, while exposure to TIP is 80% and exposure to WIP is 20%.

The iShares® Barclays TIPS Bond Fund

The iShares® Barclays TIPS Bond Fund seeks to track the performance of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “TIP Index”) and is managed with a passive investment strategy. Shares of TIP trade on NYSE Arca under the ticker symbol “TIP”. In seeking to track the performance of the TIP Index, TIP employs a representative sampling strategy, which involves investing in a representative sample of securities that collectively has an investment profile similar to the TIP Index. The securities selected are expected to have, in the aggregate, investment characteristics, fundamental characteristics and liquidity measures similar to those of the TIP Index. TIP may or may not hold all of the securities in the TIP Index.

The TIP Index measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities designed to provide inflation protection to investors and are income-generating instruments whose interest and principal payments are adjusted for inflation. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. As of May 31, 2011, there were 31 issues in the TIP Index.

For more information on the iShares® Barclays TIPS Bond Fund, see “The iShares® Barclays TIPS Bond Fund” in this pricing supplement.

The SPDR® DB International Government Inflation-Protected Bond ETF

The SPDR® DB International Government Inflation-Protected Bond ETF seeks to track the performance of the DB Global Government ex-US Inflation-Linked Bond Capped Index (the “WIP Index”) and is managed with a passive investment strategy. Shares of WIP trade on NYSE Arca under the ticker symbol “WIP”. In seeking to track the performance of the WIP Index, WIP employs a sampling strategy, which means that WIP is not required to purchase all of the securities represented in the WIP Index. Instead, WIP may purchase a subset of the securities in the WIP Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the WIP Index. The quantity of holdings in WIP will be based on a number of factors, including asset size of WIP. The WIP Index is designed to measure the total return performance of the inflation-linked government bond markets of developed and emerging market countries outside of the United States.

For more information on the SPDR® DB International Government Inflation-Protected Bond ETF, see “The SPDR® DB International Government Inflation-Protected Bond ETF” in this pricing supplement.

The Deutsche Bank Equity Mean Reversion Alpha Index (EMERALD)

EMERALD tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG (the “Index Sponsor”) on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998, the Index Base Date. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5 dated May 5, 2011.

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns by offering exposure to 80% of the TIP performance, 20% of the WIP performance and 300% of the EMERALD performance, each reduced by the respective adjustment factor. Because the securities are our senior obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer weighted participation in the performance of TIP, WIP and EMERALD, each reduced by the applicable adjustment factor. In the case of EMERALD, the investor is exposed to three times any appreciation or depreciation of such index. Any negative TIP Performance or WIP Performance, when combined with three times any negative EMERALD Performance in calculating the Redemption Amount, will result in an accelerated loss on your investment. Your payment at maturity or upon a Redemption Trigger Event will be further reduced by the TIP Adjustment Factor, the WIP Adjustment Factor and the EMERALD Adjustment Factor.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Redemption Trigger Payment Date based on the Final Basket Level on the Redemption Trigger Valuation Date, even if the Basket Components subsequently appreciate. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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QUARTERLY CASH PAYMENTS LINKED TO DIVIDENDS OF EXCHANGE TRADED FUNDS— In addition to any cash payment you receive on the Maturity Date or the Redemption Trigger Payment Date, as applicable, you will also receive a quarterly cash payment per $1,000 Face Amount of securities that equals the total amount of dividends accrued and paid by each Basket ETF to its shareholders during the applicable Dividend Pass-Thru Payment Period on the number of shares of the applicable Basket ETF equal to its Dividend Pass-Thru Share Amount. See “General Terms of the Securities – Dividend Pass-Thru Payments” for further information on the calculation of Dividend Pass-Thru Share Amount. No Dividend Pass-Thru Payments will be made after a Redemption Trigger Event.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR ON THE REDEMPTION TRIGGER PAYMENT DATE — The payment at maturity or upon a Redemption Trigger Event will be reduced by the adjustment factors. The TIP Adjustment Factor, the WIP Adjustment Factor and the EMERALD Adjustment Factor are applied to the TIP Performance, the WIP Performance and the EMERALD Performance, respectively, on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Reference Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, less than or equal to the Initial Reference Level for any Basket Component. Because the securities are our senior unsecured obligations, payment of any amount at maturity or upon an early redemption is subject to our ability to pay our obligations as they become due.

•	TAX CONSIDERATIONS — You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon a Redemption Trigger Event is linked to the performance of the Basket Components and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be exposed to 80% of any decline in TIP, 20% of any decline in WIP and 300% of any decline in EMERALD. As the return on the securities is linked to the leveraged performance of EMERALD, a decline in the level of EMERALD could have a significant negative impact on the Basket Level and thus on your return. In particular, any positive performance of TIP or WIP may be offset by negative performance of EMERALD, which will be multiplied by three (3), and the Basket Level could decline very rapidly if TIP, WIP and EMERALD all decline simultaneously. In addition, the adjustment factors will reduce the Redemption Amount payable in respect of the securities, whether the performance of any Basket Component is positive or negative. You will lose some or all of your initial investment if the Final Basket Level is less than the Initial Basket Level, and your loss may be accelerated because your investment is exposed to 80% of the negative TIP Performance, 20% of the negative WIP Performance and 300% of any negative EMERALD Performance, which performances are combined in calculating the Redemption Amount.

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YOUR SECURITIES ARE EXPOSED TO 80% OF THE PERFORMANCE OF TIP, 20% OF THE PERFORMANCE OF WIP AND 300% OF THE PERFORMANCE OF EMERALD — The Redemption Amount payable at maturity or upon early redemption will reflect 80% of the appreciation or depreciation of TIP, 20% of the appreciation of deprecation of WIP and 300% of any appreciation or depreciation of EMERALD, in each case as measured from the respective Initial Reference Level to the Final Reference Level, as set forth herein, and reduced by the applicable adjustment factor. The performance of each Basket Component is combined in calculating the Redemption Amount, with the effect of magnifying losses if the levels of the Basket Components decline or offsetting gains if the level of one Basket Component increases and the level of the other Basket Component declines. Because the securities are linked to EMERALD on a three times leveraged basis, any negative performance of EMERALD will have a substantial effect on your return even though the performance of the Basket is based on the appreciation or depreciation of the Basket as a whole.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the payment at maturity owed to you under the terms of the securities.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Components and make it less likely that you will receive a return on your investment in the securities. Such trading and hedging activities may also cause the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced because of the inclusion of an adjustment factor in the calculation of the performance of each Basket Component. The adjustment factors for TIP and WIP reduce the TIP Performance and WIP Performance, respectively, by 25 basis points (0.25%), regardless of how long the securities remain outstanding. The adjustment factor for EMERALD reduces the EMERALD Performance by approximately 100 basis points (1.00%) each year the securities remain outstanding. Because of the three times leverage, the effect of the EMERALD Adjustment Factor is tripled, resulting in an overall reduction of 3.00% each year the securities remain outstanding. Accordingly, because the securities are linked to EMERALD on a three-times leveraged basis, the EMERALD Adjustment Factor will be magnified in calculating the Basket Level. The dollar amount by which the adjustment factors reduce the Redemption Amount increases as the Final Reference Levels of the Basket Components increase. The TIP Adjustment Factor, the WIP Adjustment Factor and the EMERALD Adjustment Factor are applied to the TIP Performance, the WIP Performance and the EMERALD Performance, respectively, on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Reference Level is greater than the Initial Reference Level for any Basket Component. At maturity, you will receive less than your original investment unless the sum of 80% of the TIP Performance, 20% of the WIP Performance and 300% of the EMERALD Performance, taking into account the adjustment factors, is equal to or greater than zero.

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EMERALD STRATEGY RISK — The tendency of daily returns of an index level to be followed by daily returns in the opposite direction is referred to as negative serial correlation. The net weekly change of an index exhibiting negative serial correlation would under-represent the amount by which the index moved during the week and realized volatility measured from daily returns of such an index would exceed realized volatility measured from weekly returns. EMERALD reflects a strategy that aims to monetize any negative serial correlation exhibited by the S&P 500® Index by periodically buying daily volatility and selling weekly volatility on the S&P 500® Index in equal notional amounts. EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, and decline if daily realized volatility is less than weekly realized volatility over a given week. There is no assurance that any negative serial correlation of daily returns of the S&P 500® Index will exist at any time during the term of the securities and thus no assurance that EMERALD will appreciate during the term of the securities. EMERALD employs the methodology described herein under “EMERALD” to implement its underlying strategy. The return on your securities is not linked to any other formula or measure that could be employed to monetize negative serial correlation of daily returns of the S&P 500®. You will not benefit from any results determined on the basis of any such alternative measure.

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EMERALD CONTAINS EMBEDDED COSTS — Each sub-index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof. Each week the notional amount of each sub-index of EMERALD is reset based on the volatility at resetting over a 6 month period. The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day. The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry. The daily observed volatility of each sub-index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD. Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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THE YIELD ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The yield to the Maturity Date on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. If a Redemption Trigger Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level, calculated based on the Reference Levels of the Basket Components on the Average-Out Dates and Final Valuation Date, as applicable, exceeds the Initial Basket Level, calculated based on the Reference Levels of the Basket Components on the Average-In Dates and Trade Date, as applicable. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the yield to the Maturity Date may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If a Redemption Trigger Event occurs, we will redeem the securities for the Redemption Amount on the Redemption Trigger Payment Date. The Redemption Amount payable on the Redemption Trigger Payment Date will be calculated using the Final Basket Level on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If the Basket Level is less than the Redemption Trigger Level on any trading day from but excluding the Trade Date to and including the second trading day prior to the Final Valuation Date, a Redemption Trigger Event has occurred, your Redemption Amount will be determined on the Redemption Trigger Valuation Date and you will lose a significant portion of your initial investment and you may lose your entire initial investment. In addition, you will not benefit from any increase in the Basket Level that may occur after the Redemption Trigger Valuation Date, and you will not be able to hold your securities to maturity.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the market value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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THE AVERAGING FEATURE MAY REDUCE THE AMOUNT PAYABLE ON THE SECURITIES — The Initial Reference Levels of TIP and WIP will be determined based on the average of the respective Reference Levels on the four Average-In Dates, which may be higher than the respective Reference Levels on the Trade Date. The Final Reference Levels of TIP and WIP will be determined based on the average of the respective Reference Levels on the four Average-Out Dates, which may be lower than the respective Reference Levels on the Final Valuation Date. As a result, the averaging feature may reduce the TIP Performance, the WIP Performance and the amount payable on the securities.

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THE INITIAL REFERENCE LEVELS FOR TIP AND WIP WILL NOT BE DETERMINED UNTIL THE FINAL AVERAGE-IN DATE — Because the Initial Reference Levels of TIP and WIP will be measured as the arithmetic average of the respective Reference Levels on each of the four Average-In Dates, the Initial Reference Levels of TIP and WIP will not be determined until the final Average-In Date. Accordingly, you will not know the Initial Reference Levels of TIP and WIP for several days after the Trade Date.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE SPONSOR OF EMERALD ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of EMERALD (“Index Sponsor”). We, as the Calculation Agent, will determine whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Component and the amount of the Dividend Pass-Thru Payment payable each quarter. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the disrupted Basket Component. As the Index Sponsor, we carry out calculations necessary to promulgate EMERALD, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate EMERALD in the event the regular means of determining EMERALD are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and EMERALD, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the levels of EMERALD. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of EMERALD may affect the Redemption Amount you receive at maturity or upon a Redemption Trigger Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities. In addition, we are the sponsor of the WIP Index and will carry out calculations necessary to promulgate the WIP Index. While we, as the sponsor of the WIP Index, will act in good faith and in a commercially reasonable manner in making all determinations with respect to the WIP Index, there can be no assurance that any determinations made by us will not adversely affect the level of the WIP Index, and consequently the level of WIP and the value of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Components, investment strategies reflected by the Basket Components or any underlying components of the Basket Components (or various contracts or products related to the Basket Components or any components thereof). The research reports may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Basket Levels and, therefore, the value of the securities or the potential payout on the securities. Investors should make their own independent investigation of the merits of investing in the securities and the components to which the securities are linked.

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THE ANTI-DILUTION PROTECTION IS LIMITED — The Calculation Agent will make adjustments to the Share Adjustment Factors, which will initially be set at 1.0, for certain events affecting the shares of each Basket ETF. See “General Terms of the Securities – Anti-Dilution Adjustments for Funds” in this pricing supplement. The Calculation Agent is not required, however, to make such adjustments in response to all events that could affect the shares of a Basket ETF. If an event occurs that does not require the Calculation Agent to make an adjustment, the value of the securities may be materially and adversely affected.

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FLUCTUATION OF NAV — The market prices of an exchange traded fund may fluctuate in accordance with changes in its net asset value (the “NAV”) and supply and demand on the applicable stock exchanges. The NAV of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s securities holdings. Therefore, the market price of an exchange traded fund may differ from its NAV per share and an exchange traded fund may trade at, above or below its NAV per share.

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ADJUSTMENTS TO A BASKET ETF OR TO ITS UNDERLYING INDEX COULD ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The Basket ETFs seek investment results that correspond generally to the level and yield performance, before fees and expenses, of their respective underlying indices (the “tracked indices”). The sponsors of the tracked indices may add, delete or substitute the stocks underlying each tracked index, which could change the value of such tracked index. Pursuant to its investment strategy or otherwise, the investment adviser or sponsor of a Basket ETF may add, delete, or substitute the stocks composing the Basket ETF. Any of these actions could cause or contribute to large movements in the prices of the component securities held by the Basket ETFs, which could cause the value of the securities to decline.

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THE BASKET ETFS AND THEIR TRACKED INDICES ARE DIFFERENT — The performance of a Basket ETF may not exactly replicate the performance of its tracked index because the Basket ETF will reflect transaction costs and fees that are not included in the calculation of the tracked index. It is also possible that a Basket ETF may not fully replicate or may in certain circumstances diverge significantly from the performance of its tracked index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the Basket ETF or due to other circumstances. Some of the Basket ETFs may use options and futures contracts, convertible securities and structured notes in seeking performance that corresponds to their respective tracked indices and in managing cash flows.

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THERE IS NO AFFILIATION BETWEEN A BASKET ETF AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY A BASKET ETF — We are not affiliated with any Basket ETF or the issuers of the component securities held by such Basket ETF or underlying its tracked index. However, we and our affiliates may currently or from time to time in the future engage in business with many of the issuers of the component securities held by a Basket ETF or underlying its tracked index. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the component securities held by a Basket ETF or the component stocks underlying its tracked index or any of the issuers of the component securities held by the Basket ETF or underlying its tracked index. You, as an investor in the securities, should make your own investigation into the component securities held by any Basket ETF or underlying its track index and the issuers of the component securities held by the Basket ETF or underlying its tracked index. Neither the Basket ETF nor any of the issuers of the component securities held by the Basket ETF or underlying its tracked index are involved in this offering of your securities in any way and none of them has any obligation of any sort with respect to your securities. Neither a Basket ETF nor any of the issuers of the component securities held by the Basket ETF or underlying its tracked index has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

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AN INVESTMENT LINKED TO THE PRICES OF FIXED-INCOME SECURITIES IS SUBJECT TO SIGNIFICANT RISKS, INCLUDING INTEREST RATE-RELATED AND CREDIT-RELATED RISKS — Because the performance of the securities is linked to the prices of TIP and WIP, the securities are exposed to fluctuations of the bonds underlying TIP and WIP. That exposure differs significantly from investing directly in bonds to be held to maturity because the values of TIP and WIP change, at times significantly, during each trading day based upon current market prices of their underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuers of these bonds.

In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying TIP and WIP, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. As a result, rising interest rates may cause the values of the bonds underlying TIP and WIP, and the values of TIP and WIP, to decline, possibly significantly.

Interest rates are volatile due to a variety of factors, including:
•	sentiment regarding underlying strength in the U.S. economy and global economies;
•	expectations regarding the level of price inflation;
•	sentiment regarding credit quality in the U.S. and global credit markets;
•	central bank policies regarding interest rates; and
•	the performance of U.S. and foreign capital markets.

TIP and WIP include inflation-protected bonds, which typically have lower yields than conventional fixed-rate bonds because of their inflation adjustment feature. For TIP and WIP, if inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate you for this reduced yield.

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NON-U.S. SECURITIES MARKETS RISKS — Because foreign securities held by WIP may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments linked to those securities involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States may affect trading prices and trading volumes in those markets. Further, foreign issuers and securities may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. These risks may be heightened in connection with securities traded on exchanges in developing or emerging countries.

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EMERGING MARKETS COUNTRIES OFTEN SUFFER FROM POLITICAL AND ECONOMIC INSTABILITY — Some foreign markets in which WIP may invest are considered to be emerging markets. Therefore, the value of the securities is subject to the political and economic risks of emerging market countries by linking to the performance of WIP. Some of the securities held by WIP are traded on exchanges of emerging market countries. In recent years, some emerging markets have undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market country, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability in emerging market countries could have an adverse effect on the value of WIP, and consequently on the value and payment at maturity of your securities.

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CURRENCY EXCHANGE RISK — Because WIP invests in securities denominated in foreign currencies, changes in currency exchange rates may negatively impact WIP’s returns. The values of the foreign currencies may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns to WIP and have an adverse impact on the value of your securities.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities. The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Reference Level, the returns of the Basket Components, the Redemption Amount and the amount of the Dividend Pass-Thru Payment payable each quarter. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether any Basket Component has been discontinued and whether there has been a material change in the method of calculation of any Basket Component. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The determination of a Market Disruption Event by the Calculation Agent could adversely affect the amount of payment you receive at maturity or upon an early redemption.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Components on any day will affect the value of the securities more than any other single factor. While the value of the securities in the secondary market should vary in proportion to changes in the levels of the Basket Components, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including: the volatility of the Basket Components; the time remaining to maturity of the securities; the composition of the Basket Components and any changes to the component stocks underlying the Basket Components; the stock market performance; the currency markets generally; the value of Treasury Bills; interest and yield rates generally; monetary policies of the Federal Reserve Board and other central banks of various countries; inflation and expectations concerning inflation; the equity markets generally and any stock prices and dividend rates reflected in the Basket Components; the financial condition and results of operations of any companies whose shares comprise the Basket Components and conditions generally in the industries in which such companies operate; supply and demand for the securities; a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism; and natural disasters; and our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Components, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Components, meaning the positive performance of one Basket Component could be entirely offset by the negative performance of the other.

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WIP AND EMERALD HAVE LIMITED PERFORMANCE HISTORY — Calculation of WIP began on March 13, 2008. Calculation of EMERALD began on October 12, 2009. Therefore, WIP and EMERALD have limited performance history and no actual investment which allowed tracking of the performance of WIP or EMERALD was possible before their respective inception dates.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts, with associated payments by us to you of Dividend Pass-Thru Payments, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The iShares® Barclays TIPS Bond Fund (TIP)

We have derived all information contained in this pricing supplement regarding the iShares® Barclays TIPS Bond Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, BlackRock Fund Advisors (“BFA”), the investment adviser to TIP. The iShares® Barclays TIPS Bond Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “TIP.”

iShares® is an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033−97598 and 811−09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the iShares® Barclays TIPS Bond Fund, please see the Prospectus dated July 1, 2011 of the iShares® Barclays TIPS Bond Fund. Such information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The iShares® Barclays TIPS Bond Fund seeks to track the performance of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “TIP Index”) and is managed with a passive investment strategy. Shares of TIP trade on NYSE Arca under the ticker symbol “TIP.”

In seeking to track the performance of the TIP Index, TIP employs a representative sampling strategy, which involves investing in a representative sample of securities that collectively has an investment profile similar to the TIP Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weights), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the TIP Index. TIP may or may not hold all of the securities in the TIP Index.

Under normal market conditions, TIP generally invests at least 90% of its assets in the bonds of the TIP Index and at least 95% of its assets is U.S. government bonds. TIP may invest up to 10% of its assets in U.S. government bonds not included in the TIP Index, but which will help TIP track the TIP Index. TIP may also invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. TIP may lend securities representing up to one-third of the value of TIP’s total assets (including the value of the collateral received).

The TIP Index measures the performance of the inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS.” TIPS are securities designed to provide inflation protection to investors and are income-generating instruments whose interest and principal payments are adjusted for inflation. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. As of May 31, 2011, there were 31 issues in the TIP Index.

The TIP Index includes all publicly-issued U.S. Treasury inflation-protected securities that have at least one year remaining to maturity, are rated investment grade and have $250 million or more of outstanding face value. In addition, the securities in the TIP Index must be denominated in U.S. dollars and must be fixed-rate and non-convertible. The TIP Index is market capitalization weighted and the securities in the TIP Index are updated on the last calendar day of each month.

The annual operating expenses of TIP are 0.20%, comprised entirely of management fees, and deducted from the performance of TIP.

The SPDR® DB International Government Inflation-Protected Bond ETF (WIP)

We have derived all information contained in this pricing supplement regarding the SPDR® DB International Government Inflation-Protected Bond ETF, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, SSgA Funds Management, Inc., the investment adviser to WIP. The SPDR® DB International Government Inflation-Protected Bond ETF is an exchange traded fund that trades on the NYSE Arca under the ticker symbol “WIP.”

The SPDR® DB International Government Inflation-Protected Bond ETF is an investment company registered under the Investment Company Act of 1940, as amended. Information provided to or filed with the SEC by the SPDR® DB International Government Inflation-Protected Bond ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the SPDR® DB International Government Inflation-Protected Bond ETF, please see the Prospectus dated October 31, 2010 (as supplemented on May 16, 2011) of the SPDR® DB International Government Inflation-Protected Bond ETF. Such information is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

Investment Objective and Strategy

The SPDR® DB International Government Inflation-Protected Bond ETF seeks to track the performance of the DB Global Government ex-US Inflation-Linked Bond Capped Index (the “WIP Index”) and is managed with a passive investment strategy. Shares of WIP trade on NYSE Arca under the ticker symbol “WIP.”

In seeking to track the performance of the WIP Index, WIP employs a sampling strategy, which means that WIP is not required to purchase all of the securities represented in the WIP Index. Instead, WIP may purchase a subset of the securities in the WIP Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the WIP Index. The quantity of holdings in WIP will be based on a number of factors, including asset size of WIP.

Under normal market conditions, WIP generally invests substantially all, but at least 80%, of its total assets in the securities comprising the WIP Index. In addition, WIP may invest in fixed-income securities that are not included in the WIP Index, futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds. WIP may also enter into forward currency exchange contracts for hedging purposes.

The WIP Index is designed to measure the total return performance of the inflation-linked government bond markets of developed and emerging market countries outside of the United States. Inflation protected public obligations of the inflation-linked government bond markets of developed and emerging market countries, commonly known in the United States as TIPS, are securities issued by such governments that are designed to provide inflation protection to investors. The WIP Index includes government debt (direct obligations of the issuer country) but does not include quasi-government debt or corporate debt. The securities are denominated in and pay coupon and principal in the domestic currency of the issuer country. Each of the component securities in the WIP Index is screened such that the following countries are included: Australia, Brazil, Canada, Chile, France, Germany, Greece, Israel, Italy, Japan, Mexico, Poland, South Africa, South Korea, Sweden, Turkey and the United Kingdom. In addition, the securities in the WIP Index must be inflation-linked and have certain minimum amounts outstanding, depending upon the currency in which the bonds are denominated. To be included in the WIP Index, bonds must: (i) be capital-indexed and linked to an eligible inflation index; (ii) have at least one year remaining to maturity at the rebalancing date; (iii) have a fixed, step-up or zero notional coupon; and (iv) settle on or before the rebalancing date. The WIP Index is calculated by Deutsche Bank using a modified “market capitalization” methodology. This design ensures that each constituent is represented in a proportion consistent with its percentage with respect to the total market capitalization. Component securities in each constituent country are represented in a proportion consistent with its percentage relative to the other component securities in its constituent country. Under certain conditions, however, the par amount of a component security within the WIP Index may be adjusted to conform to Internal Revenue Code requirements. As of September 30, 2010, there were approximately 147 securities in the WIP Index and the real adjusted duration of securities in the WIP Index was approximately 9.52 years.

The annual operating expenses of WIP are 0.50%, comprised entirely of management fees, and deducted from the performance of WIP.

Historical Information

TIP

The following graph sets forth the historical performance of TIP from August 10, 2006 through August 10, 2011. The closing price of TIP on August 10, 2011 was $118.10. We obtained the historical closing prices of TIP from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of TIP should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of TIP will result in the return of any of your initial investment.

WIP

The following graph sets forth the historical performance of WIP from March 13, 2008 through August 10, 2011. The closing price of WIP on August 10, 2011 was $61.23. We obtained the historical closing prices of WIP from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of WIP should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of WIP will result in the return of any of your initial investment.

EMERALD

EMERALD has existed only since October 12, 2009 and publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through August 10, 2011 represent the actual performance of EMERALD. The performance data prior to October 12, 2009 reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on August 10, 2011 was 195.13. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of EMERALD will result in the return of any of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this pricing supplement have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the iShares® Barclays TIPS Bond Fund (“TIP”), the SPDR® DB International Government Inflation-Protected Bond ETF (“WIP”) and the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”). The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this pricing supplement and in the subsections below.

Dividend Pass-Thru Payments

On each Dividend Pass-Thru Payment Date, if you are the beneficial owner of the securities as of the close of business on the applicable Record Date, you will receive a cash payment per $1,000 Face Amount of securities that equals the total amount of dividends accrued and paid by each Basket ETF to its shareholders during the applicable Dividend Pass-Thru Payment Period on the number of shares of the applicable Basket ETF equal to its Dividend Pass-Thru Share Amount. No Dividend Pass-Thru Payments will be made after a Redemption Trigger Event.

With respect to a Dividend Pass-Thru Payment Date, for each Basket ETF, the Dividend Pass-Thru Share Amount is determined by the Calculation Agent as follows:

•
For TIP: i) the product of $1,000 Face Amount of securities and 0.8, divided by ii) the Initial Reference Level of TIP, multiplied by iii) the Share Adjustment Factor of TIP on the trading day immediately preceding such Dividend Pass-Thru Payment Date.

•
For WIP: i) the product of $1,000 Face Amount of securities and 0.2, divided by ii) the Initial Reference Level of WIP, multiplied by iii) the Share Adjustment Factor of WIP on the trading day immediately preceding such Dividend Pass-Thru Payment Date.

The Dividend Pass-Thru Payment Period with respect to each Dividend Pass-Thru Payment Date is the period from and including the last Dividend Pass-Thru Payment Date (or the Trade Date, in the case of the first Dividend Pass-Thru Payment Date) to but excluding such Dividend Pass-Thru Payment Date. The Dividend Pass-Thru Payment Dates are November 16, 2011, February 15, 2012, May 15, 2012, August 15, 2012, November 16, 2012, February 14, 2013, May 15, 2013, August 12, 2013, November 15, 2013, February 13, 2014, May 15, 2014 and August 14, 2014 (the Maturity Date). With respect to each Dividend Pass-Thru Payment Date, the related Record Date is the third business day preceding such Dividend Pass-Thru Payment Date.

Market Disruption Events

With respect to WIP and TIP, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
the occurrence or existence of a suspension, absence or material limitation of trading in shares of WIP or TIP on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the WIP or TIP shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the market value of the portfolio investments of WIP or TIP on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the market value of the portfolio investments of WIP or TIP during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to WIP or TIP for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event with respect to WIP or TIP exists at any time, if trading in a security included in WIP or TIP is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the market value of the total portfolio investments of WIP or TIP shall be based on a comparison of:

•	the market value of such a security, relative to

•	the total market value of the portfolio investments of WIP or TIP,

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to WIP or TIP has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on WIP or TIP by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to WIP or TIP; and

•    a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to WIP or TIP are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to EMERALD, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of a Disruption Event or a Force Majeure Event (as such terms are defined under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5) materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities.

If a closing level for a Basket Component is not available on the Final Valuation Date or Redemption Trigger Valuation Date due to the occurrence or continuation of a Market Disruption Event, then such Valuation Date for such Basket Component will be postponed to the next trading day upon which a Market Disruption Event with respect to such Basket Component is not occurring and a closing level for such Basket Component is available; provided that the determination of such closing level will not be postponed more than five trading days after the originally scheduled Valuation Date. If the closing level of a disrupted Basket Component has not been determined as described in the previous sentence by the fifth trading day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner. The closing level for a Basket Component not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date.

Upon postponement of any Valuation Date, the Maturity Date or Redemption Trigger Payment Date, as applicable, will be postponed in order to maintain the same number of business days that originally had been scheduled between such Valuation Date and the Maturity Date or Redemption Trigger Payment Date, as applicable.

If the scheduled Maturity Date or Redemption Trigger Payment Date (each, a “Payment Date”) is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date and no additional payment will be due as a result of such postponement.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Trading day” means, for TIP and WIP, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for TIP and WIP, respectively, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time. For EMERALD, “Trading Day” has the meaning set forth under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5.

“Relevant Exchange” means, for TIP and WIP, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any security or other component then included in TIP and WIP, respectively, or (ii) any futures or options contract or fund related to TIP and WIP, respectively, or to any security or other component then included in TIP and WIP, respectively. For EMERALD, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in the accompanying underlying supplement No. 5.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuation is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Basket ETF is liquidated or otherwise terminated (a “Liquidation Event”), then any level of such Basket ETF required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of the index which the Basket ETF seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Basket ETF and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a Closing Price of the Basket ETF was available.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index and the Sponsor or another entity publishes a successor or substitute index that Deutsche Bank AG, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent Closing Level following a Liquidation Event will be determined by reference to the published value of such Successor Tracked Index at the regular weekday close of trading on any trading day on which the Closing Level is relevant to the Payment at Maturity.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the Depository Trust Company (“DTC”), as holder of the security, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Sponsor discontinues publication of the Tracked Index prior to, and such discontinuation is continuing on, the Relevant Date following a Liquidation Event and Deutsche Bank AG, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuation, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuation. Notwithstanding these alternative arrangements, discontinuation of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments for Funds

The Share Adjustment Factor, the Initial Reference Level, Final Reference Level and the amount of a quarterly Dividend Pass-Thru Payment for a Basket ETF are subject to adjustment by the Calculation Agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Share Adjustment Factor will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% of such Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The Calculation Agent will not be required to make any adjustments to the Share Adjustment Factor for the Basket ETF after the close of business on the Business day immediately preceding each Valuation Date.

No adjustments to the Share Adjustment Factor for the Basket ETF will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing level of the Basket ETF on any trading day during the term of the securities.

Share Splits and Reverse Share Splits

If the shares of a Basket ETF are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
the number of shares which a holder of one share of the Basket ETF before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Basket ETF is subject to a share dividend, i.e., an issuance of additional shares of such Basket ETF that is given ratably to all or substantially all holders of shares of the Basket ETF, then, once the dividend or distribution has become effective and the shares of the Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of the Basket ETF.

Non-cash Distributions

If a Basket ETF distributes shares of capital stock, evidences of indebtedness or other assets or property of such Basket ETF to all or substantially all holders of shares of such Basket ETF (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Basket ETF are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the Current Market Price of one share of the Basket ETF and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Basket ETF means the arithmetic average of the closing prices of one share of a Basket ETF for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first trading day on which transactions in the shares of a Basket ETF trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Basket ETF will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for the Basket ETF by an amount equal to at least 10% of the closing price of such Basket ETF on the first trading day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the closing price of the Basket ETF on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, the amount of the Dividend Pass-Thru Payment payable each quarter, whether there has been a Market Disruption Event or a discontinuation of a Basket Component and whether there has been a material change in the method of calculating a Basket Component. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Redemption Trigger Event on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the levels of the Basket Components will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security, if any, at maturity or upon a Redemption Trigger Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per security as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are a holder of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a former citizen or resident of the United States, a financial institution, a real estate investment trust, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, a partnership or other entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle, conversion or integrated transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts, with associated payments by us to you of Dividend Pass-Thru Payments, for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts with associated Dividend Pass-Thru Payments will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Dividend Pass-Thru Payments. There is no direct authority under current law addressing the proper tax treatment of the dividend pass-through payments on the securities or on instruments similar to the securities, and the treatment of the Dividend Pass-Thru Payments is uncertain. The Dividend Pass-Thru Payments may in whole or in part be treated as ordinary income to you when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. To the extent that we may be required to file information returns with respect to certain U.S. holders, we intend to treat the Dividend Pass-Thru Payments as ordinary income. You should consult your tax adviser concerning the treatment of the Dividend Pass-Thru Payments, including the possibility that they may be treated, in whole or in part, as not includible in income on a current basis. The latter treatment would affect the amount of your gain or loss upon a sale, exchange or retirement of the securities (including upon a Redemption Trigger Event).

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Redemption Trigger Event), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement (other than payment of any Dividend Pass-Thru Payment) and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should generally be capital gain or loss (although the treatment of any sales proceeds attributable to accrued but unpaid Dividend Pass-Thru Payments is unclear) and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though this amount may exceed the payments of Dividend Pass-Thru Payments in each year. In addition, any income recognized upon a sale or exchange or at maturity would be ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

It is possible, because the iShares® Barclays TIPS Bond Fund and the SPDR® DB International Government Inflation-Protected Bond ETF are Basket Components, that the securities could be treated (in whole or part) as “constructive ownership transactions” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize on a sale, exchange or retirement of the security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain” as defined in Section 1260. It is not clear how the “net underlying long-term capital gain” would be calculated in this case. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held the security, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. You should consult your tax adviser regarding the potential application of the “constructive ownership” regime.

Even if the securities are treated as prepaid financial contracts, you might be required to include in income amounts in addition to the Dividend Pass-Thru Payments during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, rebalancing, recomposition, change in methodology of or substitution of a successor to a Basket Component could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided. If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

 You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

 Dividend Pass-Thru Payments. We will treat payments of Dividend Pass-Thru Payments made to you as subject to withholding at a rate of 30% unless you provide a properly executed IRS Form W-8BEN claiming eligibility for a reduction of or an exemption from withholding under an applicable income tax treaty. You should consult your tax adviser regarding these certification requirements and the possibility of obtaining a refund of any amounts withheld.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Redemption Trigger Event) generally should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below. Any amount attributable to accrued but unpaid Dividend Pass-Thru Payments may be subject to withholding tax.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will likely be subject to withholding if you do not provide a properly executed IRS Form W-8ECI. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Possible Alternative Treatments. As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income in excess of the Dividend Pass-Thru Payments, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

Information Reporting and Backup Withholding

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient. If you are a U.S. holder, we intend to treat payments of Dividend Pass-Thru Payments as subject to information reporting unless you are an exempt recipient. If you are a Non-U.S. holder, we intend to treat payments of Dividend Pass-Thru Payments as subject to information reporting. These amounts may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The issue price of the securities includes each agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon early redemption pursuant to the occurrence of a Redemption Trigger Event. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Components or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and Deutsche Bank Securities Inc. (“DBSI”), as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the pricing supplement.

The Agents will receive or allow as a concession to other dealers discounts and commissions that will depend on market conditions on the Trade Date. The Agents will pay custodial fees to other broker-dealers of 0.25% or $2.50 per $1,000 Face Amount. Deutsche Bank AG will reimburse DBSI for such fees. The fees paid during the term of the securities will not exceed 8% of the aggregate amount of the securities issued. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority (FINRA) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which will be the third business day following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.